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IRREVOCABLE                                                         IRREVOCABLE
   PROXY                           PTI, INC.                           PROXY


    This Irrevocable Proxy is Solicited on Behalf of the Board of Directors
            Irrevocable Proxy for Special Meeting of Stockholders
                          to be held December 14, 1999


     The undersigned, having received the Notice of Special Meeting and accompanying Joint Proxy Statement--Prospectus, hereby appoint(s) Thomas Weaver and David Beckerman, and each of them, Proxies of the undersigned (with full power of substitution) to attend the above Special Meeting of Shareholders and all adjournments thereof (the "Meeting"), and there to vote all shares of common stock, no par value, of PTI, Inc. that the undersigned would be entitled to vote, if personally preset, in regard to all matters which may come before the Meeting.

     The undersigned hereby confer(s) upon the Proxies, and each of them, discretionary authority to consider and act upon such business, matters or proposals other than the proposal set forth below as may properly come before the Meeting. THIS IRREVOCABLE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE THE PROXIES INTEND TO VOTE FOR ITEM 1.

     This Irrevocable Proxy and all authority conferred hereby, to the extent enforceable by law, shall be deemed coupled with an interest and irrevocable and not subject to termination by the undersigned or by operation of law, whether by the death or incapacity of the undersigned or by the occurrence of any other event.

         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                        USING THE ENCLOSED ENVELOPE.

           (CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)

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                                  PTI, INC.


PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.   O

The Board of Directors of PTI, Inc. recommends a vote FOR Item 1.

1.  Proposal to approval and adopt the Plan and        For   Against   Abstain
    Agreement of Merger dated as of February 18,        O       O         O
    1999, as amended as of July 27, 1999,
    September 13, 1999 and October 29, 1999 by and among MacDermid Incorporated, a Connecticut corporation, MCD Acquisition Corp., a Delaware
    Corporation, PTI, Inc., a Delaware corporation, and Citicorp Venture Capital, Ltd., a New York corporation.



                                            Dated: _____________________, 1999

                              Signature(s)____________________________________
                              ________________________________________________
                              In signing, please write name(s) exactly as appearing in the imprint on this card. For shares held jointly, each joint owner should sign. If signing as executor, or in any other representative capacity, or as an officer of a corporation, please indicate your full title as such.

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                             FOLD AND DETACH HERE

                            YOUR VOTE IS IMPORTANT.

         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.